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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 07, 2025

REPAY HOLDINGS CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38531	98-1496050
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3060 Peachtree Road NW Suite 1100
Atlanta, Georgia		30305
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 404 504-7472

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	RPAY	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition.

On August 11, 2025, Repay Holdings Corporation (the “Company”) issued a press release announcing the results of the Company’s operations for the quarter ended June 30, 2025.

A copy of the Company’s earnings press release is attached hereto as Exhibit 99.1 and is hereby incorporated by reference in this Item 2.02. As provided in General Instruction B.2 of Form 8-K, the information and exhibits contained in this Item 2.02 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall they be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Robert S. Houser as Chief Financial Officer

On August 7, 2025, the board of directors (the “Board”) of Repay Holdings Corporation (the “Company”) appointed Robert S. Houser, age 50, to serve as the Chief Financial Officer of the Company, effective as of September 8, 2025 (the “Effective Date”). Upon the Effective Date, Thomas E. Sullivan will cease to serve as the Company’s Interim Chief Financial Officer and will return to his full-time role as the Company’s Chief Accounting Officer.

Mr. Houser will join the Company from Conduent Incorporated (Nasdaq: CNDT) (“Conduent”), a business process services company that provides digital platforms and solutions to commercial and government clients, which he joined in July 2021. Most recently, he has served as Group CFO for Conduent’s Public Sector business and Advisor to CEO since January 2025, and he previously served as Conduent’s Global Head of Strategy, Corporate Development and Advisor to CEO from July 2021 to January 2025. Prior to Conduent, Mr. Houser held several senior positions at Fiserv Inc. (NYSE: FI) (“Fiserv”), a global fintech and payments company, from September 2014 to July 2021, including as Senior Vice President and General Manager of Fiserv’s Bill Pay Solutions business unit and as Vice President and Chief Financial Officer of Fiserv’s Biller and Payments group. Prior to Fiserv, he was the Global Head of FP&A and Investor Relations at Integra Lifesciences, Inc. (Nasdaq: IART). He previously held various finance, accounting, and strategy roles at Firmenich, Inc, Bristol-Myers Squibb Co. (NYSE: NMY), and Merck & Co Inc. (NYSE:MRK). Mr. Houser began his career as an auditor for KPMG LLP, and he earned his MBA and bachelor’s degree in accounting from Rider University.

There are no family relationships between Mr. Houser and any director or executive officer of the Company, and no related party transactions are required to be reported under Item 404(a) of Regulation S-K.

Employment Agreement with Robert S. Houser

In connection with Mr. Houser’s employment, on August 7, 2025, the Company entered into an Employment Agreement (the “Employment Agreement”) with Mr. Houser pursuant to which Mr. Houser will serve as Chief Financial Officer of the Company. The term of the Employment Agreement will commence on the Effective Date and will continue until Mr. Houser’s employment relationship is terminated under the terms of the Employment Agreement or as otherwise agreed by the Company and Mr. Houser.

Under the Employment Agreement, Mr. Houser will receive an annual base salary of at least $400,000 and will be eligible for an annual performance-based cash bonus with a target amount of 60% of his base salary for the applicable bonus period based on the achievement of certain performance objectives established by the compensation committee (the “Compensation Committee”) of the Board. Mr. Houser will also have the opportunity to participate in the Company’s other employee benefit plans. Beginning in 2026, Mr. Houser will be eligible to participate in the Company’s equity incentive plan on such basis as the Compensation Committee may determine.

Mr. Houser will receive a one-time cash signing bonus of $150,000 within 30 days after the Effective Date and an additional one-time cash bonus of $100,000 by no later than March 15, 2026. If, within 24 months after the Effective Date, Mr. Houser resigns from his employment with the Company other than for “good reason” (as defined in the Employment Agreement) or his employment is terminated by the Company for “cause” (as defined in the Employment Agreement), then Mr. Houser will be required to repay a pro rata portion of these one-time cash bonuses. Additionally, Mr. Houser will receive a one-time new hire restricted stock award with a grant date value of $700,000, which will be subject to time-based vesting in equal annual installments over a four-year period.

Pursuant to the terms of the Employment Agreement, in the event of a termination of Mr. Houser’s employment by the Company without “cause” or by Mr. Houser for “good reason,” Mr. Houser will be entitled to receive the following payments and benefits:

•
an amount equal to the sum of his then current base salary and target annual bonus, payable in installments over the “severance period” (as defined below);
•
immediate vesting of all time-based equity awards that would have vested through the severance period;

•
all performance-based equity awards remain outstanding and eligible to vest based on achievement of performance objectives through the severance period; and
•
outstanding stock options remain outstanding until the earlier of (i) the expiration of the severance period and (ii) the original expiration of the stock option.

The “severance period” is 18 months; provided that in the event such termination is on or within 24 months following a change in control or prior to and in anticipation of a change in control, the “severance period” is 30 months. Such severance payments and benefits are subject to execution and non-revocation of a release of claims.

Pursuant to the terms of the Employment Agreement, in the event of a termination due to death or incapacity, Mr. Houser will be entitled to the annual bonus that would have been paid had he remained employed until the end of the applicable bonus period.

Mr. Houser will be prohibited, pursuant to the Employment Agreements, from soliciting the Company’s clients or vendors, or recruiting the Company’s employees, for a period of 24 months following the separation date. In addition, Mr. Houser has agreed to not compete directly with the Company within the “restricted territory” (as defined in the Employment Agreement) for a period of 24 months. Pursuant to the Employment Agreement, Mr. Houser will also be prohibited from divulging or making use of any “confidential information” or “trade secrets” (each as defined in the Employment Agreement) during his employment and following cessation of employment with the Company for any reason.

Throughout the foregoing summary of the Employment Agreement, unless otherwise noted or unless the context otherwise requires, the term “Company” refers to Repay Holdings Corporation and/or one or more of its consolidated subsidiaries.

The foregoing summary of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the Employment Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On August 11, 2025, the Company provided supplemental information regarding its business and operations in an earnings supplement and investor presentation that will be made available on the investor relations section of the Company’s website. In addition, on August 11, 2025, the Company issued a press release announcing the appointment of Robert S. Houser as the Company’s Chief Financial Officer.

Copies of the earnings supplement, the investor presentation and the Chief Financial Officer press release are attached hereto as Exhibits 99.2, 99.3 and 99.4, respectively, and are hereby incorporated by reference in this Item 7.01. As provided in General Instruction B.2 of Form 8-K, the information and exhibits contained in this Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, nor shall they be deemed to be incorporated by reference in any filing under the Securities Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1#	Employment Agreement, dated August 7, 2025, by and between Repay Management Services LLC and Robert S. Houser
99.1	Press release issued August 11, 2025 by Repay Holdings Corporation
99.2	Earnings Supplement, dated August 2025
99.3	Investor Presentation, dated August 2025
99.4	Press Release issued August 11, 2025 by Repay Holdings Corporation
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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Certain portions of this exhibit, marked by “[***]”, have been redacted pursuant to Item 601(b)(10) of Regulation S-K. Such redacted information (i) is not material and (ii) is the type of information that the Company treats as private or confidential. An unredacted copy of this exhibit will be provided to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Repay Holdings Corporation

Dated: August 11, 2025	By:	/s/ Thomas E. Sullivan
Thomas E. Sullivan
Interim Chief Financial Officer